Exhibit 99.1
NEWS RELEASE
ASSOCIATED MATERIALS INCORPORATED ANNOUNCES
DANA SNYDER APPOINTED INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER
CUYAHOGA FALLS, Ohio, July 5 — Associated Materials Incorporated (“AMI” or the “Company”) announced today that Dana R. Snyder has been appointed interim President and Chief Executive Officer of the Company effective July 1, 2006. Mr. Snyder replaces Michael Caporale, whose resignation by mutual agreement with the Company’s Board of Directors was effective June 30, 2006.
Mr. Snyder currently serves as a member of the Company’s Board of Directors and has served as an advisory director of Investcorp since 2002. Mr. Snyder has over 35 years of experience in the building products industry, including serving as Chief Operating Officer of Ply Gem Industries, Inc. from 1995 to 1997 and as President of Alcoa Construction Products Group from 1990 to 1995.
In a joint statement, Chris Stadler, Managing Director of Investcorp and Ira Kleinman, Managing Director of Harvest Partners said, “We are pleased that Dana has accepted the appointment as interim President and Chief Executive Officer of AMI. In addition to his significant experience in the building products industry, Dana has considerable knowledge of the Company, as he has served on the Company’s Board since December of 2004. We are confident that Dana, along with the existing senior management team, will continue to drive the operational and financial performance of the business.”
Messrs. Stadler and Kleinman continued, “We continue to actively seek a permanent President and Chief Executive Officer to join AMI. We have met with several strong individuals, and we are optimistic that in the near future we will retain a highly qualified individual to lead the Company into the future.”
Associated Materials Incorporated is a leading manufacturer of exterior residential building products, which are distributed through company-owned distribution centers and independent distributors across North America. AMI produces a broad range of vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing and railing. AMI is a privately held, wholly-owned subsidiary of Associated Materials Holdings Inc., a wholly-owned subsidiary of AMH Holdings, Inc. (“AMH”), a wholly-owned subsidiary of AMH Holdings II, Inc., which is controlled by affiliates of Investcorp S.A. and Harvest Partners, Inc. For more information, please visit the Company’s website at http://www.associatedmaterials.com.
Founded in 1982, Investcorp is a global investment group with offices in New York, London and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It has completed transactions with a total acquisition value of more than $28 billion. For more information on Investcorp please visit its website at http://www.investcorp.com.

Harvest Partners is a private equity investment firm with a long track record of building value in businesses and generating attractive returns on investment. Founded in 1981, Harvest Partners has approximately $1 billion of invested capital under management. For more information on Harvest Partners please visit its website at http://www.harvpart.com.
     This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI and AMH that are based on the beliefs of AMI’s and AMH’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of AMI’s and AMH’s management. The following factors, and others which are discussed in AMI’s and AMH’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building industry, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions, the Company’s ability to comply with certain financial covenants in loan documents governing its indebtedness, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
D. Keith LaVanway
Chief Financial Officer
(330) 922-2004
Cyndi Sobe
Vice President, Finance
(330) 922-7743